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

PROSPECTUS SUPPLEMENT                                                       FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998, AND PROSPECTUS SUPPLEMENT DATED          RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1681


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $113,000,000             ORIGINAL ISSUE DATE:            April 9, 1998


CUSIP NUMBER:           59018SD50                STATED MATURITY DATE:           April 10, 1999


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                        / / COMMERCIAL PAPER RATE
/ / CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/x/ PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                               LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                    MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 -2.780%                  MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.72%                    SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Daily


INTEREST PAYMENT DATES: Pays the 10th of July, October, January, and April; commencing
                        July 10th 1998, through maturity; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  April 6, 1998


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